UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2008

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-32532	20-0865835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky	41101
(Address of principal executive offices)	(Zip Code)

P.O. Box 391, Covington, Kentucky	41012-0391
(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code: (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On November 13, 2008, Ashland Inc. (“Ashland”) completed the acquisition of Hercules Incorporated (“Hercules”) pursuant to the terms of the Agreement and Plan of Merger, dated as of July 10, 2008 among Ashland, Ashland Sub One, Inc. and Hercules Incorporated (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, each of the issued and outstanding shares of common stock, no par value, of Hercules was converted into the right to receive 0.0930 of a share of Ashland common stock and $18.60 in cash.  The description of the Merger Agreement is qualified in its entirety by the full text of the agreement attached as Exhibit 2.1 to a Current Report on Form 8-K dated July 10, 2008.

Item 8.01                      Other Events

On November 13, 2008, Ashland issued a press release announcing the completion of the merger with Hercules.  A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01        Financial Statements and Exhibits

Set forth below are the financial statements relating to the completed acquisition described above that are required to be filed as part of this Form 8-K:

(a)           Financial Statements of Business Acquired

As permitted by Item 9.01(a)(4) of Form 8-K, Ashland will file the financial statements required by this item of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(b)           Pro Forma Financial Information

As permitted by Item 9.01(b)(2) of Form 8-K, Ashland will file the financial information required by this item of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(d)           Exhibits

Exhibit                    Description

99.1	Press release, dated November 13, 2008, announcing the completion of the acquisition of Hercules Incorporated

 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.

Date:   November 13, 2008

By:	/s/ David L. Hausrath
David L. Hausrath
Senior Vice President and
General Counsel

Exhibit Index

Exhibit	Description

99.1	Press Release dated November 13, 2008, announcing the completion of the acquisition of Hercules Incorporated.